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                                                                   EXHIBIT 23.2




                     Consent of Independent Accountants


We hereby consent to use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 12, 1996, except for notes 11 and 12 which are May 2, 1996 and August 13, 1996, respectively, relating to the financial statements of Aetna Industries, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


Detroit, Michigan
September 10, 1996